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                                                                  EXHIBIT 10.18

                          CONSULTING SERVICES AGREEMENT

                  This CONSULTING SERVICES AGREEMENT (this "Agreement") is made and entered into this 15th day of December, 2000 and is effective the 1st day of January 2000 by and between MR & Associates, a Pennsylvania limited partnership ("M&R"), and S2 Golf Inc., a New Jersey corporation ("S2").

                  WHEREAS, S2 is engaged in the business of manufacturing and selling men's and women's golf equipment through a nationwide dealer network; and

                  WHEREAS, in connection with such business, S2 desires to retain M&R to provide administrative and financial consulting assistance as may be necessary to enable S2 to conduct its business (the "Consulting Assistance"); and

                  WHEREAS, S2 desires to contract with M&R, and M&R desires to accept such engagement from S2, for the provision of the Consulting Assistance upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, and intending to be legally bound hereby, M&R and S2 agree as follows:

         1.       ADMINISTRATIVE AND OPERATING SERVICES.

                  (a) For the period of time extending from January 1, 2000 until December 31, 2001, and as shall be renewed on an annual basis unless either party provides the other with at least thirty (30) days' written notice prior to any such annual renewal that this Agreement will not be so renewed, M&R hereby accepts such engagement to provide the Consulting Assistance, subject to the prevailing conditions affecting S2's business and subject to the terms and conditions of this Agreement. Such Consulting Assistance shall include, but not necessarily be limited to, the following:

                  i) financial counseling, including negotiation and placement of bank financings and refinancings;

                  (ii)    making available certain legal services;

                  (iii)   assisting in investment decisions:

                  (iv)    assisting in procuring insurance coverages;

                  ii)     assisting in employee benefit plan implementation;


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                            (vi)    assistin g in finding, negotiating and
                                    closing any and all acquisitions to be made by S2; and

                            (vii) assisting in any sale or divestiture of a substantial portion or all of S2.

                           (b) As compensation for its efforts under this Agreement, S2 shall pay to M&R a consulting fee of (i) $60,000 (for calendar year 2000 services rendered) on or before December 31, 2000 and (ii) $5,000 per month, payable in advance each month beginning January 1, 2001.

                  2.       INDEMNITY.

                           (a) S2 shall indemnify and hold M&R, its employees, officers, directors, shareholders, agents and servants harmless from any and all claims, suits, demands, losses and liability, except as may arise from the gross negligence or willful act of M&R, its employees, officers, directors, shareholders, agents or servants, whether based in contract, tort (including strict liability), or otherwise, asserted by any and all persons and organizations whatsoever, including S2 employees, arising from, related to, or as a consequence of any act or omission by M&R or its employees or representatives in providing any service hereunder.

                           (b) M&R shall indemnify and hold S2 harmless from any and all claims, suits, demands, losses and liability, asserted by any and all persons and organizations whatsoever arising from the gross negligence or willful misconduct of M&R, its employees, officers, directors, shareholders, agents or servants.

                  3. CONSEQUENTIAL AND OTHER DAMAGES. M&R shall not be liable to S2 for any special, indirect, incidental or consequential damages whatsoever which in any way arise out of, relate to, or are a consequence of, M&R's or its employees' performance or nonperformance under this Agreement.

                  4. RELATIONSHIP. M&R and S2 shall in no event be construed as joint venturers or partners of each other as a consequence of the relationship contemplated under this Agreement. Neither M&R nor S2 shall have the power to bind or obligate the other.

                  5.       ASSIGNMENT.

                           M&R may sell, assign or otherwise transfer its right, title and interest in and under this Agreement, in whole or in part (i) to any entity controlled, directly or indirectly, by Richard M. Maurer or Robert L. Ross or both of them, or (ii) upon the prior written consent of S2, which consent shall not be unreasonably withheld, to any entity not controlled, directly or indirectly, by Richard M. Maurer or Robert L. Ross or both of them. S2 may sell, assign or otherwise transfer its right, title and interest in and under this Agreement, in whole or in part, to any entity controlling, controlled by or under common control with S2 or any entity that purchases all or substantially all of S2's assets. Any assignment under this paragraph shall be of no force and effect unless and until the




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         assignee thereunder shall assume, in writing, any and all obligations
         (or in the event of a partial assignment, such obligations as are reasonably appropriate) of the assignor arising under this Agreement.

                  6.       GENERAL MATTERS.

                           (a) CAPTIONS. The captions utilized in this Agreement are for the purposes of identification only and shall not control or affect the meaning or construction of any of the provisions hereof.

                           (b) INTEGRATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and will supersede all previous negotiations, representations, commitments and writing.

                           (c) MODIFICATION AND WAIVER. This Agreement may not be amended, released, discharged, rescinded or abandoned, except by a written agreement duly executed by each of the parties hereto. The failure of any party hereto at any time to enforce any of the provisions of this Agreement will in no way constitute or be construed as a waiver of such provision or of any other provision hereof, nor in any way affect the validity of, or the right thereafter to enforce, each and every provision of this Agreement.

                           (d) GOVERNING LAW. This Agreement and its validity, construction, administration and all rights hereunder, will be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions. Any suit or proceeding arising out of, relating to or mentioning this Agreement shall be commenced only in a state or Federal court located in Pittsburgh, Pennsylvania, and each party to this Agreement hereby consents to the jurisdiction and venue of such court.

                           (e) SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                           (f) NOTICES. Wherever provision is made in this Agreement for the giving, service or delivery of any notice, statement or other instrument, such notice shall be in writing and shall be deemed to have been duly given, served and delivered, if delivered by hand or mailed by United States registered or certified mail, addressed as follows:

                                    S2 Golf Inc.
                                    18 Gloria Lane
                                    Fairfield, NJ  07006
                                    Attention: Douglas A. Buffington


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                                    MR & Associates
                                    Three Gateway Center
                                    Suite 16 South
                                    Pittsburgh, PA  15222
                                    Attention:  Richard M. Maurer

         Each party hereto may change its mailing address by giving to the other, by hand delivery or United States registered or certified mail, written notice of election to change such address and of such new address.

                           (g) COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                           IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed this Agreement as of the date first above written.

                              MR & ASSOCIATES

                                    By:  Maurer Ross & Co., Incorporated,
                                             a Pennsylvania corporation,
                                             its sole general partner



                                    By:  /S/ RICHARD M. MAURER
                                         --------------------------------
                                             Richard M. Maurer, President

                              S2 GOLF INC.

                                    By:  /S/ DOUGLAS A. BUFFINGTON
                                         --------------------------------
                                             Douglas A. Buffington, President


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